TRITON CONTAINER INTERNATIONAL LIMITED
2016 EQUITY INCENTIVE PLAN
ARTICLE 1
ESTABLISHMENT, OBJECTIVES AND DURATION

1.1    Establishment of the Plan. Triton Container International Limited, an exempted company incorporated with limited liability under the laws of Bermuda (hereinafter referred to as the “Company”), established the Triton Container International Limited 2016 Equity Incentive Plan (hereinafter referred to as the “Plan”) effective July 8, 2016 (the “Effective Date”). The Plan shall remain in effect as provided in Section 1.3 hereof. The Plan permits the grant of Restricted Shares.
1.2    Objectives of the Plan. The objectives of the Plan are to (i) attract and retain the best persons available for positions with the Company; (ii) motivate Participants, by means of appropriate incentives, to achieve long-range Company goals; (iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further align Participants’ interests with those of the Company’s other shareholders through compensation that is based on the Company’s common shares and thereby promote the long-term financial interest of the Company and its subsidiaries, including the growth in value of the Company’s equity and enhancement of long-term shareholder return.
1.3    Duration of Plan. The Plan shall remain in effect, subject to the right of the Board to amend or terminate the Plan at any time pursuant to Article 12 hereof, until the all Shares subject to it shall have been purchased or acquired according to the Plan’s provisions..
ARTICLE 2
DEFINITIONS

Wherever used in the Plan, the following terms shall have the meanings set forth below, and, when the meaning is intended, the initial letter of the word shall be capitalized.
2.1    “Affiliate” means any person or entity which, at the time of reference, directly, or indirectly through one or more intermediaries, is controlled by the Company (which possesses at least 50% of the total combined voting power of all classes of shares or at least 50% of the total value of all classes of shares).
2.2    “Award” means, individually or collectively, a grant under this Plan of Restricted Shares.
2.3    “Award Agreement” means an agreement entered into by the Company and each Participant setting forth the terms and provisions applicable to Awards granted under the Plan.
2.4    “Board” means the Board of Directors of the Company.
2.5    “Cause” shall be defined in the Award Agreement, or, if not defined in the Award Agreement, Cause for termination of a Participant’s employment for purposes of this Plan shall exist if the Participant is terminated by the Company for any of the following reasons: (i) Participant’s willful failure to substantially perform his or her duties and responsibilities to the

Company or violation of a Company policy; (ii) Participant’s commission of any act of fraud, embezzlement, dishonesty or any other willful misconduct that has caused or is reasonably expected to result in material injury to the Company; (iii) unauthorized use or disclosure by Participant of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation or nondisclosure as a result of his or her relationship with the Company; or (iv) Participant’s willful breach of any of his or her material obligations under any written agreement or covenant with the Company.
2.6    “Change in Control” means (1) a sale of all or substantially all of the Company’s assets or (2) a merger, consolidation or other business combination transaction of the Company with or into another corporation, entity or person; provided, however, that none of the following shall be considered a Change in Control: (a) a merger effected exclusively for the purpose of changing the domicile of the Company, (b) an equity financing in which the Company is the surviving corporation, or (c) a transaction in which the holders of at least 50% of the voting capital shares of the Company outstanding immediately prior to such transaction continue to hold (either by such shares remaining outstanding or by their being converted into voting capital shares of the surviving entity) 50% or more of the total voting power represented by the voting capital shares of the Company (or surviving entity) outstanding immediately after such transaction.
2.7    “Code” means the Internal Revenue Code of 1986, as amended from time to time.
2.8    “Committee” means the Compensation Committee of the Board, as specified in Article 3 herein, or such other Committee appointed by the Board to administer the Plan with respect to grants of Awards.
2.9    “Company” means Triton Container International Limited, an exempted company incorporated with limited liability under the laws of Bermuda, and any successor thereto as provided in Article 15 herein.
2.10    “Consultant” means an independent contractor who is performing consulting services for one or more entities in the Group and who is not an Employee of any entity in the Group.
2.11    “Director” means a member of the Board or a member of the board of directors of an Affiliate.
2.12    “Disabled” shall be defined in the Award Agreement, or, if not defined in the Award Agreement, Disabled means that a Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or last for a continuous period of at least thirty (30) months.
2.13    “Effective Date” shall have the meaning ascribed to such term in Section 1.1 hereof.
2.14    “Employee” means any employee of the Group, including any employees who are also Directors and employees who are employees of Affiliates that become such after the Effective Date. Nonemployee Directors and Consultants shall not be considered Employees under this Plan.
2.15    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.
2.16    “Fair Market Value”. For purposes of determining the “Fair Market Value” of a Share as of the grant date, the following rules shall apply:

(a)    If, at that time, the principal market for the Shared is the New York Stock Exchange or another national securities exchange or the Nasdaq stock market, then the “Fair Market Value” shall be the closing reported sales price of the Shares on that date on the principal exchange or market on which the Shares are then listed or admitted to trading.
(b)    If, at that time, the sale prices are not available or the principal market for the Shares is not the New York Stock Exchange or another national securities exchange and the Shares are not quoted on the Nasdaq stock market, then the “Fair Market Value” shall be the mean between the closing bid and asked prices for the Shares on such day as reported on the Nasdaq OTC Bulletin Board Service or by the National Quotation Bureau, Incorporated or a comparable service.
(c)    If the day is not a business day, and as a result, subclauses (a) and (b) next above are inapplicable, the Fair Market Value of the Shares shall be determined as of the business day immediately preceding such day.
(d)    If, in accordance with rules established by the Committee, a determination of “Fair Market Value” is required as of any date and, as of that date, subclauses (a) and (b) next above are inapplicable for reasons other than those specified in subclause (c) next above, then the “Fair Market Value” as of that date shall be determined by a nationally-recognized independent appraisal or investment banking firm experienced in appraising businesses, or by such other person, Employee or entity in accordance with applicable guidance including Code Section 401(a)(28)(C) as of a date within twelve (12) months before the date of the grant of an Award, as shall be determined by the Committee from time to time or such other method as the Committee may decide in its sole discretion, with such valuation to be performed in accordance with such rules and considerations as are established by the Committee. The Company shall bear the fees and expenses of such valuation.
2.17    “Good Reason” shall be defined in the Award Agreement, or, if not defined in the Award Agreement, Good Reason means a Participant’s voluntary separation from service when the following conditions are satisfied: (A) the separation from service occurs no later than six (6) months after the initial existence of one or more of the following conditions that arise without the Participant’s consent: (i) a material diminution in the Participant’s base compensation, (ii) a material diminution in the Participant’s authority, duties or responsibilities, (iii) a material change in the geographical location at which the Participant performs services, or (iv) any other act or failure to act that constitutes a material breach by the Company of any employment agreement and (B) the Participant gives written notice to the Company of the condition described in (A) above within ninety (90) days of its initial existence and the Company fails to cure the condition within thirty (30) days of receipt of the written notice. Notwithstanding the foregoing, no condition described in clauses (i), (ii), (iii) or (iv) of this Section 2.17 arising in connection with the consummation of the transactions contemplated by that certain Transaction Agreement, dated as of November 9, 2015, by and among Triton Container International Limited, Triton International Limited, Ocean Bermuda Sub Limited, Ocean Delaware Sub, Inc. and TAL International Group, Inc. shall constitute Good Reason.
2.18    “Group” means the Company, a parent or subsidiary corporation and the Affiliates.
2.19    “Nonemployee Director” shall have the meaning ascribed to such term in Rule 16b-3 of the Exchange Act.
2.20    “Participant” means a current or former Employee, Director, Nonemployee Director or Consultant who has outstanding an Award granted under the Plan.

2.21    “Period of Restriction” means the period during which the transfer of Restricted Shares is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, at its discretion), and the Shares are subject to a substantial risk of forfeiture, as provided in Article 6 herein.
2.22    “Restricted Share” means an Award granted to a Participant pursuant to Article 6 herein.
2.23    “Shares” means the Class A Voting Common Shares of the Company, par value $0.01 per share.
2.24    “Termination of Service” means, if an Employee, termination of employment with all entities in the Group, if a Director (including a Nonemployee Director), termination of service on the Board and the board of directors of any member of the Group, as applicable, and if a Consultant, termination of the consulting relationship with all entities in the Group, subject to the following:
(a)    The Participant’s cessation as an Employee or Consultant shall not be deemed to occur by reason of the transfer of the Participant between the Company and a subsidiary of the Company or between two of the Company’s subsidiaries.
(b)    The Participant’s cessation as an Employee or Consultant shall not be deemed to occur by reason of the Participant’s being on a bona fide leave of absence from the Company or a subsidiary of the Company approved by the Company or such subsidiary otherwise receiving the Participant’s services.
(c)    If, as a result of a sale or other transaction, the subsidiary of the Company for whom Participant is employed (or to whom the Participant is providing services as a Consultant) ceases to be a subsidiary of the Company (and the entity for whom the Participant is employed or to whom the Participant is providing services is or becomes an entity that is separate from the Company), and the Participant is not, at the end of the 30-day period following the transaction, an Employee of or Consultant to the Company or an entity that is then a subsidiary of the Company, then the occurrence of such transaction shall be treated as the Participant’s Termination of Service caused by the Participant being discharged by the entity for whom the Participant is employed or to whom the Participant is providing services.
(d)    A Consultant whose services to the Company or a subsidiary of the Company are governed by a written agreement with the Consultant will cease to be a Consultant at the time the term of such written agreement ends (without renewal); and a Consultant whose services to the Company or a subsidiary of the Company are not governed by a written agreement with the Consultant will cease to be a Consultant on the date that is 90 days after the date the Consultant last provides services requested by Company or a subsidiary of the Company (as determined by the Committee).
ARTICLE 3
ADMINISTRATION

3.1    The Committee. The Plan shall be administered by the Committee. To the extent the Company deems it to be necessary or desirable with respect to any Awards made hereunder, the members of the Committee may include or be limited to Nonemployee Directors, who shall be appointed from time to time by, and shall serve at the discretion of, the Board.

3.2    Authority of the Committee. Except as limited by applicable law, and subject to the provisions herein, the Committee shall have full power to select the persons who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan as they apply to Participants; establish, amend, or waive rules and regulations for the Plan’s administration as they apply to Participants; and (subject to the provisions of Article 12 herein) amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan or as may be required to bring an Award into compliance with applicable law. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan, as the Plan applies to Participants. As permitted by applicable law, the Committee may delegate its authority as identified herein.
3.3    Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its shareholders, Affiliates, Participants, and their estates and beneficiaries.
ARTICLE 4
SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS

4.1    Number of Shares Available for Grants. Subject to further adjustment as provided in Section 4.2 herein, the maximum aggregate number of Shares available for grants of Awards to Participants under the Plan shall be 142,780.00. In the event any Award under the Plan is forfeited or if any outstanding Award for any reason expires, is terminated, or cancelled without exercise, the Shares subject to such Award shall again be available for grant or issuance under the Plan. Shares tendered by a Participant to satisfy applicable tax withholding obligations or Exercise Price shall again be available for grant or issuance under the Plan.
4.2    Adjustments in Authorized Shares. In the event of any change in corporate capitalization, such as a share split or a share dividend, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of share or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368) or any partial or complete liquidation of the Company, an adjustment shall be made in the number and kind of Shares which may be delivered pursuant to Section 4.1, in the number and kind of and/or price of Shares subject to outstanding Awards granted under the Plan, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that the number of Shares subject to any Award shall always be rounded to the nearest whole number, with one-half (1/2) of a share rounded up to the next higher number.
ARTICLE 5
ELIGIBILITY AND PARTICIPATION

5.1    Eligibility. Persons eligible to participate in this Plan include all Employees, Directors (including Nonemployee Directors) and Consultants of the Group (provided that the governing body of the members of the Group on the date of grant have adopted the Plan and approved the Award on or prior to the date of grant). However, ISOs may only be granted to Employees of the Company, a parent or subsidiary corporation.

5.2    Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees, Directors (including Nonemployee Directors) and Consultants those to whom Awards shall be granted and shall determine the nature and amount of each Award.
ARTICLE 6
RESTRICTED SHARES

6.1    Grant of Restricted Shares. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Shares to Participants in such amounts as the Committee shall determine.
6.2    Restricted Share Agreement. Each Restricted Share grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Restricted Shares granted, and such other provisions as the Committee shall determine.
6.3    Transferability. Except as provided in this Article 6, the Restricted Shares granted herein may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Award Agreement, however a Participant may designate a beneficiary on the Participant’s death on a form provided by the Committee. During the lifetime of a Participant, all rights with respect to the Restricted Shares granted to such Participant under the Plan shall be available only to such Participant.
6.4    Restrictions.
(a)    Subject to the terms hereof, the Committee shall impose such conditions and/or restrictions on any Restricted Shares granted pursuant to the Plan as it may deem advisable and as are set forth in the Award Agreement including, without limitation, a requirement that Participants pay a stipulated purchase price for each Restricted Share, restrictions based upon the achievement of specific performance goals (Company-wide, divisional, and/or individual), time-based restrictions on vesting following the attainment of the performance goals, and/or restrictions under applicable federal or state securities laws.
(b)    The Company shall retain the certificates, if any, representing Restricted Shares in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied. The Company shall issue the Restricted Shares either (i) in certificate form or (ii) in book entry form, registered in the name of the Participant, with legends, or notations, as applicable, referring to the terms, conditions and restrictions applicable to the Award. The Participant agrees that any certificate issued for Restricted Shares prior to the lapse of any outstanding restrictions relating thereto shall be inscribed with the following legend:
This certificate and the common shares represented hereby are subject to the terms and conditions, including forfeiture provisions and restrictions against transfer (the “Restrictions”), contained in the Triton Container International Limited 2016 Equity Incentive Plan, as amended, and an agreement entered into between the registered owner and the Company. Any attempt to dispose of these shares in contravention of the Restrictions, including by way of sale, assignment, transfer, pledge, hypothecation or otherwise, shall be null and void and without effect.

Upon the lapse of restrictions relating to any Restricted Shares, the Company shall, as applicable, either remove the notations on any such Restricted Shares issued in book-entry form or deliver to the Participant or the Grantee’s personal representative a share certificate representing a number of Shares, free of the restrictive legend, equal to the number of Restricted Shares with respect to which such restrictions have lapsed. If certificates representing such Restricted Shares shall have theretofore been delivered to the Participant, such certificates shall be returned to the Company, complete with any necessary signatures or instruments of transfer prior to the issuance by the Company of such unlegended Shares.
(c)    Except as otherwise provided in this Article 6, Restricted Shares covered by each Restricted Share grant made under the Plan shall become freely transferable by the Participant after the last day of the applicable Period of Restriction.
6.5    Voting Rights. During the Period of Restriction, subject to any limitations imposed under the By-laws of the Company, Participants holding Restricted Shares granted hereunder may exercise full voting rights with respect to those Shares.
ARTICLE 7
TERMINATION OF SERVICE

Each Award Agreement shall set forth the extent to which the Participant shall have the right to receive unvested Restricted Shares following Termination of Service with the Group. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for Termination of Service. Notwithstanding the above, different provisions may be agreed to on and after the date of Termination of Service by the Committee and the Participant.

ARTICLE 8
RESTRICTIONS ON SHARES

All Shares acquired pursuant to Awards granted hereunder, and Participants’ right to vesting of an Award, shall be subject to all applicable restrictions contained in the Company’s By-laws, shareholders agreement or insider trading policy, and any other restrictions imposed by the Committee, including, without limitation, restrictions under applicable securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and restrictions under any blue sky or state securities laws applicable to such Shares.

ARTICLE 9
BENEFICIARY DESIGNATION

Subject to the terms and conditions of the Plan and applicable Award Agreement, each Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing during the Participant’s lifetime with the party chosen by the Company, from time to time, to administer the Plan. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.
ARTICLE 10
RIGHTS OF PARTICIPANTS

10.1    Continued Service. Nothing in the Plan shall:
(a)    interfere with or limit in any way the right of the Company, or member of the Group, to terminate any Participant’s employment, service as a Director (including a Nonemployee Director), or service as a Consultant at any time, or
(b)    confer upon any Participant any right to continue in the service of any member of the Group as an Employee, Director (including a Nonemployee Director) or Consultant.
10.2    Participation. Participation is determined by the Committee. No person shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive a future Award.
ARTICLE 11
CHANGE IN CONTROL

11.1    Treatment of Outstanding Awards. Each Award Agreement shall set forth the extent to which any restriction periods and restrictions imposed on Restricted Shares shall lapse upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges.
11.2    Termination, Amendment and Modifications of Change-in-Control Provisions. Notwithstanding any other provision of this Plan or any Award Agreement provision, the provisions of this Article 11 may not be terminated, amended, or modified on or after the date of a Change in Control to affect adversely any Award theretofore granted under the Plan without the prior written consent of the Participant with respect to said Participant’s outstanding Awards; provided, however, that the Board, upon recommendation of the Committee, may terminate, amend, or modify this Article 11 at any time and from time to time prior to the date of a Change in Control.

ARTICLE 12
AMENDMENT, MODIFICATION AND TERMINATION

12.1    Amendment, Modification and Termination. The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan or any Award hereunder in whole or in part; provided, however, that no amendment which requires shareholder approval in order for the Plan to continue to comply with any applicable tax or securities or the rules of any securities exchange on which the securities of the Company are listed, shall be effective unless such amendment shall be approved by the requisite vote of shareholders of the Company entitled to vote thereon; provided further that no such shall alteration, amendment, suspension or termination shall adversely affect any Award hereunder without the consent of the Participant to whom such Award shall have been made.
12.2    Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, as the Committee determines appropriate in its discretion whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided that no such adjustment shall be authorized to the extent that such authority would cause the Plan to fail to conform to Code Section 409A or be exempt therefrom.

ARTICLE 13
WITHHOLDING

13.1    Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy any taxes required by federal, state, or local law or regulation to be withheld with respect to any taxable event arising as a result of this Plan (including the grant, vesting, exercise or sale of any Award as applicable).
13.2    Share Withholding. Participants may elect, subject to the approval of the Committee, to satisfy all or part of such withholding requirement in cash, in Shares by the Participant’s surrender of previously acquired Shares or by having the Company withhold Shares having a Fair Market Value equal to the minimum statutory total tax which could be imposed on the transaction. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.
ARTICLE 14
INDEMNIFICATION

Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company to the fullest extent permitted by applicable law against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification is subject to the person having been successful in the legal proceedings or having acted in good faith and what is reasonably believed to be a lawful manner in the Company’s best interests. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

ARTICLE 15
SUCCESSORS

All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
ARTICLE 16
LEGAL CONSTRUCTION

16.1    Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.
16.2    Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
16.3    Requirements of Law. (a) The granting of Awards and the issuance of Shares under the Plan shall be subject to, and may be made contingent upon satisfaction of, all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required; (b) For Participants subject to Section 16 of the Exchange Act, the Plan is intended to satisfy the provisions of Rule 16b-3, all transactions involving Participants who are subject to Section 16(b) of the Exchange Act are subject to the provisions of Rule 16b-3, and any provision of the Plan that conflicts with Rule 16b-3 shall not apply to the extent of the conflict; (c) notwithstanding any other provision of the Plan, all Awards under the Plan are intended to be exempt from Code Section 409A, if applicable, and each Award Agreement and this Plan shall be interpreted, administered and operated accordingly.  To the extent that any provision in any Award Agreement or this Plan is ambiguous as to its compliance with Section 409A, the provision shall be interpreted in a manner so that no payment due to any Participant shall be deemed subject to an "additional tax" within the meaning of Section 409A(a)(1)(B) of the Code.  In no event may any Participant, directly or indirectly, designate the calendar year of any payment under any Award Agreement or this Plan.  The Company does not guarantee the tax treatment of any payments under any Award Agreement or this Plan, including without limitation under the Code, federal, state, local or foreign tax laws and regulations.
16.4    Notice. Any written notice that may be required to be provided pursuant to the terms of the Plan or any Award Agreement shall be provided:
If to a Participant:

To his or her most recent address shown on records of the Company or any of its Affiliates.

If to the Company:

Triton Container International Limited
Argyle House
41a Cedar Avenue
PO Box HM 2442
Hamilton HM 12 Bermuda

Attention:    Company Secretary
Facsimile:    (441) 295-3328

16.5    Governing Law. To the extent not preempted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the state of New York.